Exhibit 99.B(d)(17)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

AXA Rosenberg Investment Management LLC

Dated October 9, 2006, as amended on June 29, 2009

SEI INSTITUTIONAL INTERNATIONAL TRUST

Emerging Markets Equity Fund

International Equity Fund

Agreed and Accepted:

SEI Investments Management Corporation	AXA Rosenberg Investment Management LLC

By:	By:
/s/ David F. McCann	/s/ Doug Burton

Name:	Name:
David F. McCann	Doug Burton

Title:	Title:
Vice President	American CEO

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

AXA Rosenberg Investment Management LLC

Dated October 9, 2006, as amended on June 29, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI INSTITUTIONAL INTERNATIONAL TRUST

Emerging Markets Equity Fund	x.xx	%
International Equity Fund	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation	AXA Rosenberg Investment Management LLC

By:	By:
/s/ David F. McCann	/s/ Doug Burton

Name:	Name:
David F. McCann	Doug Burton

Title:	Title:
Vice President	American CEO